UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Appointment of Director

On April 10, 2018, Spartan Motors, Inc. (the “Company”) announced that its Board of Directors has increased the size of the current Board to nine members and appointed Thomas R. Clevinger to the Board, effective April 6, 2018. Mr. Clevinger will serve as a member of the Audit Committee. Since 2016 Mr. Clevinger has served as CEO and Managing Partner of Cornerstone Growth Advisors, LLC, a consulting firm that focuses on strategic growth initiative advisory services. From 2010 to 2016, Mr. Clevinger served as Senior Vice President/Managing Director – Global at Navistar, Inc., where he oversaw global sales and distribution operations for parts and service support.

Mr. Clevinger will be a nominee for reelection at the Company’s annual meeting of shareholders to be held on May 23, 2018. There are no arrangements or understandings between Mr. Clevinger and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Clevinger has an interest requiring disclosures under Item 404(a) of Regulation S-K. Mr. Clevinger will receive the standard compensation arrangements for the Company’s non-employee directors, including an annual retainer and share-based compensation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 10, 2018 regarding the appointment of Thomas R. Clevinger to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: April 10, 2018	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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